REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Ecology Coatings, Inc.

We have audited the accompanying consolidated balance sheets of Ecology Coatings, Inc. and Subsidiary (the “Company”) as of September 30, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ecology Coatings, Inc. and Subsidiary as of September 30, 2008 and 2007, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 9 to the consolidated financial statements, the Company’s recurring losses, negative cash flows from operations and net capital deficiency raise substantial doubt about its ability to continue as a going concern.  Management’s plans as to these matters are also discussed in Note 9.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ UHY LLP
Southfield, Michigan
December 19, 2008

ECOLOGY COATINGS, INC. AND SUBSIDIARY
Consolidated Balance Sheets

ASSETS

	September 30, 2008	September 30, 2007

Current Assets
Cash and cash equivalents	$974,276	$808,163
Miscellaneous receivable	-	1,118
Prepaid expenses	25,206	70,888

Total Current Assets	999,482	880,169

Property and Equipment
Computer equipment	22,933	11,285
Furniture and fixtures	18,833	1,565
Test equipment	7,313	7,313
Signs	213	213
Software	1,332	1,332
Video	48,177	-
Total fixed assets	98,801	21,708
Less: Accumulated depreciation	(22,634)	(3,794)

Property and Equipment, net	76,167	17,914

Other
Patents-net	421,214	302,575
Trademarks-net	5,029	3,465

Total Other Assets	426,243	306,040

Total Assets	$1,501,892	$1,204,123

See the accompanying notes to the audited consolidated financial statements.

ECOLOGY COATINGS, INC. AND SUBSIDIARY
Consolidated Balance Sheets
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
	September 30, 2008	September 30, 2007

Current Liabilities
Accounts payable	$1,359,328	$429,790
Credit card payable	92,305	14,772
Deferred revenue	-	24,884
Accrued liabilities	12,033	-
Payroll taxes payable	-	1,459
Accrued wages	-	12,500
Franchise tax payable	800	800
Interest payable	133,332	15,851
Convertible notes payable	894,104	170,280
Notes payable - related party	243,500	243,500
Preferred dividends payable	6,300	-
Total Current Liabilities	2,741,702	913,836

Total Liabilities	2,741,702	913,836

Commitments and Contingencies (Note 5)

Stockholders' Equity (Deficit)
Preferred Stock - 10,000,000 $.001 par value shares
authorized; 2,010 and 0 shares issued and outstanding
as of September 30, 2008 and September 30, 2007, respectively	2	-
Common Stock - 90,000,000 $.001 par value shares
authorized; 32,210,684 and 32,150,684
outstanding as of September 30, 2008 and
September 30, 2007, respectively	32,234	32,174
Additional paid in capital	13,637,160	6,165,282
Accumulated Deficit	(14,909,206)	(5,907,169)

Total Stockholders' Equity (Deficit)	(1,239,810)	290,287

Total Liabilities and Stockholders'
Equity (Deficit)	$1,501,892	$1,204,123

See the accompanying notes to the audited consolidated financial statements.

ECOLOGY COATINGS, INC. AND SUBSIDIARY
Consolidated Statements of Operations

	For the Year Ended	For the Year Ended
	September 30, 2008	September 30, 2007

Revenues	$25,092	$41,668

Salaries and fringe benefits	2,006,776	1,409,840
Professional fees	2,735,360	2,583,927
Other general and administrative costs	637,668	463,199

Operating Loss	(5,354,712)	(4,415,298)

Other Income (Expenses)
Interest income	5,784	20,940
Interest expense	(1,421,394)	(256,512)
Total Other (Expenses), net	(1,415,610)	(235,572)

Net Loss	$(6,770,322)	$(4,650,870)

Basic and diluted net loss per share	$(0.21)	$(0.16)

Basic and diluted weighted average of
common shares outstanding	32,189,864	29,178,144

See the accompanying notes to the audited consolidated financial statements.

ECOLOGY COATINGS, INC. AND SUBSIDIARY
Statement of Changes in Shareholders’ Equity (Deficit) for the Years Ended September 30, 2008 and 2007
					Additional		Total
					Paid In	Accumulated	Stockholders'
	Common Stock		Preferred Stock		Capital	Deficit	Equity
	Shares	Amount	Shares	Amount			(Deficit)
Balance at September 30, 2006	28,200,000	$142,000	-	$-	$ -	$(1,256,299)	$(1,114,299)

Beneficial conversion feature on convertible debt	-	-	-	-	116,819	-	116,819

Stock option expense	-	-	-	-	1,288,670	-	1,288,670

Warrants issued with debt	-	-	-	-	4,497	-	4,497

Issuance of stock, net of issuance costs of $10,789	3,950,684	4,645,470	-	-	-	-	4,645,470

Creation of par value stock	-	(4,755,296)	-	-	4,755,296	-	-

Net loss	-	-	-	-	-	(4,650,870)	(4,650,870)

Balance at September 30, 2007	32,150,684	$32,174	-	$-	$6,165,282	$(5,907,169)	$290,287

Issuance of stock for debt extension	60,000	60	-	-	161,940	-	162,000

Issuance of warrants for debt extension	-	-	-	-	26,343	-	26,343

Issuance of preferred stock	-		2,010	2	1,500,585	-	1,500,585

Beneficial conversion feature on preferred stock	-	-	-	-	2,225,415	(2,225,415)	-

Warrants issued with preferred stock	-	-	-	-	509,415	-	509,415

Beneficial conversion feature on convertible debt	-	-	-	-	358,654	-	358,654

Stock option expense	-	-	-	-	1,847,639	-	1,847,639

Warrants issued with convertible debt	-	-	-	-	841,887	-	841,887

Preferred dividends	-	-	-	-	-	(6,300)	(6,300)

Net Loss	-	-	-	-	-	(6,770,322)	(6,770,322)

Balance at September 30, 2008	32,210,684	$32,234	2,010	$2	$13,637,160	$(14,909,206)	$(1,239,810)

See the accompanying notes to the audited consolidated financial statements.

ECOLOGY COATINGS, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
	For the Year	For the Year
	Ended	Ended
	September 30, 2008	September 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,770,322)	$(4,650,870)
Adjustments to reconcile net loss
to net cash (used in) operating activities:
Depreciation and amortization	37,486	12,757
Option expense	1,847,639	1,288,670
Interest paid through conversion to stock	-	137,391
Beneficial conversion expense	374,476	116,819
Issuance of stock for debt extension	162,000	412,500
Warrants	868,231	4,497
Changes in Asset and Liabilities
Miscellaneous receivable	1,118	(1,118)
Prepaid expenses	45,683	(39,531)
Accounts payable	929,539	144,122
Accrued payroll taxes and wages	(13,960)	(28,428)
Accrued liabilities	12,033	-
Credit card payable	77,533	14,772
Interest payable	117,481	(62,893)
Deferred revenue	(24,884)	(41,668)
Net Cash Used in Operating Activities	(2,335,947)	(2,692,980)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(77,094)	(12,050)
Purchase of intangibles	(138,848)	(85,514)
Net Cash Used in Investing Activities	(215,942)	(97,564)

Repayment of notes payable - related parties	-	(53,530)
Repayment of notes payable	(591,998)	(67,642)
Proceeds from notes payable and warrants	1,300,000	500,000
Issuance of preferred stock	2,010,000	-
Issuance of common stock	-	2,483,500
Net Cash Provided by Financing Activities	2,718,002	2,862,328

Net Increase in Cash and Cash Equivalents	166,113	71,784

CASH AND CASH EQUIVALENTS AT BEGINNING
OF PERIOD	808,163	736,379
CASH AND CASH EQUIVALENTS AT END
OF PERIOD	$974,276	$808,163

See the accompanying notes to the audited consolidated financial statements.
ECOLOGY COATINGS, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows

	For the Year	For the Year
	Ended	Ended
	September 30, 2008	September 30, 2007

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION
Interest paid	$79,284	$114,253
Income taxes paid	-	-

SUPPLEMENTAL DISCLOSURE OF NON-CASH
FINANCING ACTIVITIES
Conversion of notes and interest for common stock	$-	$1,749,470
Issuance of common stock for services	$-	$412,500
Issuance of common stock for debt extension	$162,000	$-

See the accompanying notes to the audited consolidated financial statements.

ECOLOGY COATINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates

Description of the Company.  The terms “we”, “us”, “Ecology”, and “the Company” refer to Ecology Coatings, Inc. We were originally incorporated in Nevada on February 6, 2002 as OCIS Corp. (“OCIS”). OCIS completed a merger with Ecology Coatings, Inc. a California corporation (“Ecology-CA”) on July 26, 2007 (the “Merger”). In the Merger, OCIS changed its name from OCIS Corporation to Ecology Coatings, Inc. We develop nanotechnology-enabled, ultra-violet curable coatings that are designed to drive efficiencies and clean processes in manufacturing. We create proprietary coatings with unique performance and environmental attributes by leveraging our platform of integrated nano-material technologies that reduce overall energy consumption and offer a marked decrease in drying time. Ecology’s market consists electronics, automotive and trucking, paper products and original equipment manufacturers (“OEMs”).

Principles of Consolidation.  The consolidated financial statements include all of our accounts and the accounts of our wholly owned subsidiary Ecology-CA. All significant intercompany transactions have been eliminated in consolidation.

Use of Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents.  We consider all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Revenue Recognition.  Revenues from licensing contracts are recorded ratably over the life of the contract. Contingency earnings such as royalty fees are recorded when the amount can reasonably be determined and collection is likely.

Loss Per Share.  Basic loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock and potentially dilutive securities outstanding during the period. Potentially dilutive shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of convertible debt and convertible preferred stock. Potentially dilutive shares are excluded from the weighted average number of shares if their effect is anti-dilutive. We had a net loss for all periods presented herein; therefore, none of the stock options and/or warrants outstanding or stock associated with the convertible debt or with the convertible preferred shares during each of the periods presented were included in the computation of diluted loss per share as they were anti-dilutive. As of September 30, 2008 and 2007, there were 12,031,220 and 3,792,080 potentially dilutive securities outstanding.

Income Taxes and Deferred Income Taxes.  We use the asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes are provided for temporary differences in the bases of assets and liabilities as reported for financial statement purposes and income tax purposes and for the future use of net operating losses. We have recorded a valuation allowance against the net deferred income tax asset. The valuation allowance reduces deferred income tax assets to an amount that represents management’s best estimate of the amount of such deferred income tax assets that more likely than not will be realized. We cannot be assured of future income to realize the net deferred income tax asset; therefore, no deferred income tax asset has been recorded in the accompanying consolidated financial statements.

Property and Equipment.  Property and equipment is stated at cost less accumulated depreciation. Depreciation is recorded using the straight-line method over the following useful lives:

Computer equipment	3-10 years
Furniture and fixtures	3-7 years
Test equipment	5-7 years
Software Computer	3 years
Marketing and Promotional Video	3 years

Repairs and maintenance costs are charged to operations as incurred. Betterments or renewals are capitalized as incurred.

We review long lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Patents.  It is our policy to capitalize costs associated with securing a patent. Costs consist of legal and filing fees. Once a patent is issued, it will be amortized on a straight-line basis over its estimated useful life. Six patents were issued as of September 30, 2008 and are being amortized over 8 years.

Stock-Based Compensation.  Our stock option plans are subject to the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment. Under the provisions of SFAS No. 123(R), employee and director stock-based compensation expense is measured utilizing the fair-value method.

We account for stock options granted to non-employees under SFAS No. 123(R) using EITF 96-18, requiring the measurement and recognition of stock-based compensation to consultants under the fair-value method with stock-based compensation expense being charged to earnings on the earlier of the date services are performed or a performance commitment exists.

Expense Categories.  Salaries and Fringe Benefits of $2,006,776 and $1,409,840 for the years ended September 30, 2008 and 2007, respectively, include wages paid to and insurance benefits for our officers and employees as well as stock based compensation expense for those individuals. Professional fees of $2,735,360 and $2,583,927 for the years ended September 30, 2008 and 2007, respectively, include amounts paid to attorneys, accountants, and consultants, as well as the stock based compensation expense for those services.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (SFAS 141(R)) and No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (SFAS 160). SFAS 141(R) will significantly change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 160 will change the accounting and reporting for minority interests, which will be re-characterized as non-controlling interests and classified as a component of equity. SFAS 141(R) and SFAS 160 are effective for both public and private companies for fiscal years beginning on or after December 15, 2008 (October 1, 2009 for Ecology). Early adoption is prohibited for both standards. SFAS 141(R) will be applied prospectively. SFAS 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS 160 shall be applied prospectively. The adoption of SFAS 160 would have no impact on our financial position or results of operations for the year ended September 30, 2008

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”. This statement changes the disclosure requirements for derivative instruments and hedging activities. SFAS 161 will become effective for us beginning in the three months ending March 31, 2009. The adoption of this pronouncement would have had no impact on our results or financial position as of September 30, 2008.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). SFAS 162 will not have an impact on our financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.” The scope of SFAS 163 is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, SFAS 163 does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). SFAS 163 also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS 163 will not have an impact on our financial statements.

Note 2 — Concentrations

For the years ended September 30, 2008 and 2007, we had one customer representing 100% of revenues. As of September 30, 2008 and 2007, there were no amounts due from this customer.

We occasionally maintain bank account balances in excess of the federally insurable amount of $100,000. The Company had cash deposits in excess of this limit on September 30, 2008 and 2007 of $874,276 and $708,163, respectively.

Note 3 — Related Party Transactions

We have borrowed funds for our operations from certain major stockholders, directors and officers as disclosed below:

We have an unsecured note payable due to a principal shareholder and former director that bears interest at 4% per annum with principal and interest due on December 31, 2008. As of September 30, 2008 and September 30, 2007, the note had an outstanding balance of $110,500. The accrued interest on the note was $8,407 and $3,836 as of September 30, 2008 and September 30, 2007, respectively. The note carries certain conversion rights that allow the holder to convert all or part of the outstanding balance into shares of our common stock.

We have an unsecured note payable due to a principal shareholder and former director that bears interest at 4% per annum with principal and interest due on December 31, 2008. As of September 30, 2008 and September 30, 2007, the note had an outstanding balance of $133,000. The accrued interest on the note was $10,125 and $4,617 as of September 30, 2008 and September 30, 2007, respectively. The note carries certain conversion rights that allow the holder to convert all or part of the outstanding balance into shares of our common stock.

We had an unsecured note payable due to a majority shareholder, officer and director that bore interest at 4% per annum with principal and interest due on December 31, 2008. As of September 30, 2008 and September 30, 2007, the note had an outstanding balance of $0. The unpaid accrued interest on the note was $2,584 as of September 30, 2008 and September 30, 2007. The note carries certain conversion rights which allow the holder to convert all or part of the outstanding balance into shares of the our common stock..

Future maturities of related party long-term debt as of September 30, 2008 are as follows:

Year Ending September 30,
2009	$243,500

We have a payable to a related party totaling $63,775 and $49,191 as of September 30, 2008 and September 39, 2007, respectively, included in accounts payable on the consolidated balance sheets.

We also paid consulting fees for contracted administrative support to a related party company totaling $8,244 for the year ended September 30, 2007.

Note 4 — Notes Payable

We have the following convertible notes:

	September 30, 2008	September 30, 2007
Convertible note payable, 20% per annum interest rate, principal and interest payment due December 31, 2007; unsecured, accrued interest of $130 outstanding at September 30, 2007, convertible at holder’s option into common shares of the Company. Conversion price is $1.60 per share. This note is stated net of an unamortized discount of $2,400 at September 30, 2007.	$-	708

Convertible subordinated note payable, 7.5% per annum interest rate. Principal and interest payment due December 31, 2007; unsecured, convertible at holder’s option into common shares of the Company at a price per share of $2.00. Accrued interest of $415 is outstanding as of September 30, 2007.	-	26,461

Convertible note payable, 15% per annum interest rate, principal and interest payment was due May 31, 2008; unsecured, convertible at holder’s option into common shares of the Company at $1.60 per share. Accrued interest of $15,367 and $4,268 was outstanding as of September 30, 2008 and September 30, 2007, respectively. This note is stated net of unamortized discount of $0 and $13,422 as of September 30, 2008 and September 30, 2007, respectively. The holder made demand upon the Company for repayment of this note on August 18, 2008. See Note 10-Subsequent Evens for further discussion.	94,104	145,873

Convertible subordinated note payable, 25% per annum, unsecured, principal and interest was due June 30, 2008; the Company extended the maturity for 30 days, to July 30, 2008 in exchange for warrants to purchase 15,000 shares of the Company’s common stock at $1.75 per share. Additionally, the Company granted the note holder warrants to purchase 12,500 shares of the Company’s common stock at $1.75 per share. All outstanding principal and interest is convertible, at the note holder’s option, into the Company’s common shares at the lower of the closing price of the shares on the last trading date prior to conversion or at the average share price at which the Company sells its debt or equity securities in its next public offering or other private offering made pursuant to Section 4(2) of the Securities Act of 1933, as amended. Demand for repayment was made on September 8, 2008. See Note 10-Subsequent Events for further discussion. Accrued interest of $7,329 was outstanding as of September 30, 2008. This note is stated net of unamortized discount of $0 as of September 30, 2008.
	$50,000	$—

Convertible subordinated note payable, 25% per annum, unsecured, principal and interest was due June 30, 2008; the Company extended the maturity for 30 days, to July 30, 2008 in exchange for warrants to purchase 15,000 shares of the Company’s common stock at $1.75 per share. Additionally, the Company granted the note holder warrants to purchase 125,000 shares of the Company’s common stock at $1.75 per share. All outstanding principal and interest is convertible, at the note holder’s option, into the Company’s common shares at the lower of the closing price of the shares on the last trading date prior to conversion or at the average share price at which the Company sells its debt or equity securities in its next public offering or other private offering made pursuant to Section 4(2) of the Securities Act of 1933, as amended. Demand for repayment was made on September 5, 2008. See Note 10-Subsequent Events for further discussion. Accrued interest of $73,288 was outstanding as of September 30, 2008. This note is stated net of unamortized discount of $0 as of September 30, 2008.
	$500,000	$-

Convertible subordinated note payable, 25% per annum, unsecured, principal and interest was due July 18, 2008. Additionally, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock at a price equal to $.75 per share (the “Warrant”). The Warrant is exercisable immediately and carries a ten (10) year term. The Holder may convert all or part of the then-outstanding Note balance into shares at $.50 per share. If applicable, the Company has agreed to include the Conversion Shares in its first registration statement filed with the Securities and Exchange Commission. Demand for repayment was made on August 27, 2008. Accrued interest of $10,685 was outstanding as of September 30, 2008. This note is stated net of unamortized discount of $0 as of September 30, 2008.
	150,000	$-

Convertible subordinated note payable, 25% per annum, unsecured, principal and interest was due August 10, 2008. Additionally, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock at a price equal to $.50 per share (the “Warrant”). The Warrant is exercisable immediately and carries a ten (10) year term. The Holder may convert all or part of the then-outstanding Note balance into shares at $.50 per share. If applicable, the Company has agreed to include the Conversion Shares in its first registration statement filed with the Securities and Exchange Commission. Demand for repayment was made on August 27, 2008. Accrued interest of $5,548 was outstanding as of September 30, 2008. This note is stated net of unamortized discount of $0 as of September 30, 2008.
	100,000	$173,042

	$894,104	$173,042

Future maturities of the notes payable as of September 30, 2008 are as follows:

Year Ending
2009	$894,104

The above notes payable have conversion rights and detachable warrants. These Notes may be converted for the principal balance and any unpaid accrued interest to Common Stock. In accordance with guidance issued by the FASB and the Emerging Issue Task Force (“EITF”) regarding the Accounting for Convertible Securities with a Beneficial Conversion Feature (EITF No. 98-5), the Company recognized an embedded beneficial conversion feature present in these Notes. The Company allocated the proceeds based on the fair value of $1,767,881to the warrants. The warrants are exercisable through March 31, 2018 and the fair value was amortized to interest expense over the term of the Notes.

 Note 5 — Commitments and Contingencies

Consulting Agreements.  On July 15, 2006, we entered into an agreement that provides for six months of international business development consulting services. We agreed to pay the consultant $15,000 per month payable in cash and an additional $15,000 per month payable in shares of our common stock at a share price of $2.00. We further agreed to pay the consultant a fee of 2% of any royalties that we receive pursuant to royalty agreements that are a direct result of the consultant’s material efforts under the consulting agreement. In addition, we agreed to pay the consultant a fee of 2% of any net sales that we receive pursuant to joint venture agreements that are a direct result of the consultant’s material efforts under the consulting agreement. We will pay the fees to the consultant for the term of any royalty or joint venture agreements for a period of time not to exceed a period of 48 months. The agreement was extended for six month increments in January 2007, July 2007, and January 2008.

On February 1, 2007, we amended an agreement with a consultant. The consultant provides various business and financial consulting services, including but not limited to assistance with raising capital. The original agreement was dated June 1, 2006 and called for $12,500 to be paid to the consultant in 18 monthly payments commencing February 1, 2007. The amendment called for additional monthly payments of $9,250 on February 1, 2007, $9,375 on March 1, 2007, and $9,000 per month from April 1, 2007 and continuing through September 1, 2007. This agreement was further amended on December 28, 2007 to extend the agreement until November 1, 2010. The effective date of the agreement was November 1, 2007. Additionally, the agreement calls for monthly payments of $16,000. Finally, the agreement calls for an option grant of 100,000 shares at an exercise price of $3.05 per share. 25,000 options will vest on June 28, 2008, 25,000 options will vest on December 28, 2008, 25,000 options will vest on June 28, 2009, and 25,000 options will vest on December 28, 2009. All of the options expire on December 27, 2017. This agreement was terminated on July 31, 2008. See the caption Contingencies under this Note for further discussion.

On May 1, 2007, we entered into an agreement with a consultant to provide information system consulting services. The agreement calls for six monthly payments of $5,000 plus reimbursement for any out of pocket costs. Additionally, options to purchase 1,000 shares of common stock at $2.00 per share were issued to the consultant, with additional options to purchase 500 shares upon the achievement of certain performance measures. The options are restricted for 12 months and expire 10 years from date of issuance. On October 8, 2007, we extended the contract with the consultant for six months, and, on May 8, 2008, extended the contract for an additional six months. The expiration date is now November 8, 2008 and provides for monthly payments of $5,000. This agreement was terminated on July 31, 2008. See the caption Contingencies under this Note for further discussion.

On June 1, 2007, we entered into a consulting agreement with an individual who serves as the chairman of Ecology’s business advisory board. The agreement expires June 1, 2009. Ecology will pay the consultant $11,000 per month. Additionally, Ecology granted the consultant 200,000 options to purchase shares of our common stock for $2.00 per share. Of these options, 50,000 options vest on December 1, 2007, 50,000 options vest on June 1, 2008, 50,000 options vest on December 1, 2008, and the remaining 50,000 options vest on June 1, 2009. Additionally, we will reimburse the consultant for all reasonable expenses incurred by the consultant in the conduct of Ecology business.

On July 26, 2007, we entered into a consulting agreement with a company owned by two former officers and directors of OCIS Corporation. The terms of the agreement call for the transfer of the $100,000 standstill deposit paid to OCIS as a part of a total payment of $200,000. The balance will be paid in equal installments on the first day of each succeeding calendar month until paid in full. The agreement calls for the principals to provide services for 18 months in the area of investor relations programs and initiatives; facilitate conferences between Ecology and members of the business and financial community; review and analyze the public securities market for our securities; and introduce Ecology to broker-dealers and institutions, as appropriate.

On December 13, 2007, we entered into an agreement with a consultant to provide investor relations services. The agreement expires on December 13, 2008. The consultant will bill against a non-refundable monthly retainer of $5,000. The consultant charges on an hourly basis ranging from $35 to $225 per hour. The term of the contract is 12 months.

On April 2, 2008, we entered into a letter agreement with an individual to become chairman our Scientific Advisory Board. The letter agreement provides that we will grant the individual options to purchase 100,000 shares of our common stock. Each option is exercisable at a price equal to the final closing price as quoted on the Over The Counter Bulletin Board on April 3, 2008. The options vest as follows: 25,000 immediately upon grant; 25,000 on October 3, 2008; 25,000 on April 3, 2009, and the remaining 25,000 on October 3, 2009. The options will all expire on April 3, 2018.

On April 10, 2008, we entered into an agreement with a consultant to assist us in securing equity and/or debt financing. The agreement called for payment of $5,000 at inception and an additional payment of $5,000 on May 1, 2008. The agreement was terminable upon notice of either party and was terminated on May 31, 2008.

On September 17, 2008, we entered into an agreement with an entity controlled by an investor in and a director of Ecology Coatings, Inc. This agreement is for business and marketing consulting services. This agreement expires on September 17, 2010 and calls for monthly payments of $20,000, commissions on licensing revenues equal to 15% of said revenues, commissions on product sales equal to 3% of said sales, and a grant of options to purchase 531,000 shares of our common stock for $1.05 per share. 177,000 of the options become exercisable on March 17, 2009, 177,000 of the options become exercisable on September 17, 2009, and 177,000 of the options become exercisable on March 17, 2010. The options expire on December 31, 2020.

On September 17, 2008, we entered into an agreement with our Chairman of the Board of Directors under which the Chairman will provide advice and consultation to us regarding strategic planning, business and financial matters, and revenue generation. The agreement expires on September 17, 2011 and calls for monthly payments of $16,000, commissions on licensing revenues equal to 15% of said revenues, commissions on product sales equal to 3% of said sales, $1,000 per month to pay for office rent reimbursement, expenses associated with the consultant’s participation in certain conferences, information technology expenses incurred by the consultant in the performance of duties relating to the Company, and certain legal fees incurred by the consultant during his tenure as our  Chief Executive Officer.

On September 17, 2008 we entered into an agreement with a shareholder under which that shareholder will act as a consultant to us. Under this agreement, the shareholder will provide business development services for which he will receive commissions on licensing revenues equal to 15% of said revenues and commissions on product sales equal to 3% of said sales and reimbursement for information technology expenses incurred by the consultant in the performance of duties relating to the Company. This agreement expires on September 17, 2011.

Employment Agreements.  On October 30, 2006, we entered into an employment agreement with an officer that expires on October 30, 2008. Pursuant to the agreement, the officer is paid an annual base salary of $160,000. We also granted the officer 321,217 options to purchase its common stock at $2.00 per share. Twenty-five percent (25%) of the options vested on November 1, 2007 and the remaining seventy-five percent (75%) will vest on November 1, 2008. The options expire on November 1, 2016.

On November 1, 2006, we entered into an employment agreement with an officer that expires on November 1, 2008. Pursuant to the agreement, the officer was paid an annual base salary of $100,000. We also granted the officer 150,000 options to acquire its common stock at $2.00 per share. The options will all vest on November 1, 2008. The options expire on November 1, 2016. On July 1, 2007, we amended this employment agreement. The amended agreement will expire on November 1, 2009, and calls for an annual salary $140,000, a one time bonus of $12,500 and the grant of 87,500 options to purchase our common stock at $2.00 per share. Upon grant, 25,000 of the options vested, 37,500 options will vest on July 1, 2008, and 25,000 options will vest on July 1, 2009. All of the options expire on July 1, 2017. This employee resigned effective July 31, 2008.

On January 1, 2007, we entered into an employment agreement with an officer that expires on January 1, 2012. Upon expiration, the agreement calls for automatic one-year renewals until terminated by either party with thirty days written notice. Pursuant to the agreement, the officer will be paid an annual base salary of $180,000 in 2007; an annual base salary of $200,000 for the years 2008 through 2011; and an annual base salary of $220,000 for 2012. In addition, 450,000 options were granted to the officer to acquire our common stock at $2.00 per share. 150,000 options will vest on January 1, 2010, 150,000 options will vest on January 1, 2011 and the remaining 150,000 options will vest January 1, 2012. The options expire on January 1, 2022.

On February 1, 2007, we entered into an employment agreement with an officer that expired on February 1, 2008. Pursuant to the agreement, the officer was paid an annual base salary of $120,000 and was granted 25,000 options to acquire our common stock at $2.00 per share. All of the options vested on February 1, 2008. The options expire on February 1, 2017. On February 1, 2008, we entered into a new agreement with this officer. This new agreement expires on February 1, 2010 and calls for an annual salary of $140,000. Further, the officer was granted 50,000 options to purchase shares of our common stock at $3.00 per share. 25,000 options vest on February 1, 2009 and the remaining 25,000 options vest on February 1, 2010. This agreement was modified effective October 1, 2008. Under the modified agreement, the employee receives an annual base salary of $70,000, subject to increase to $140,000 upon the achievement by the Company of revenues of at least $100,000. Additionally, we granted the employee options to purchase 10,000 shares of our common stock at $1.05 per share. The options become exercisable on September 17, 2009 and expire on September 17, 2018.

On May 21, 2007, we entered into an employment agreement with an officer that expires on May 21, 2009. Pursuant to the agreement, the officer will be paid an annual base salary of $160,000 and was granted 300,000 options to acquire our common stock at $2.00 per share. 75,000 of the options vested on May 21, 2008, and 225,000 of the options will vest on May 21, 2009. The options expire on May 21, 2017. On October 1, 2007, the Company modified the employment agreement to increase the salary from $160,000 to $210,000.

On December 28, 2007, we entered into an employment agreement with our Chairman of the Board of Directors and Chief Executive Officer. Under this agreement, he will continue to be paid at a rate of $320,000 per year through August 8, 2010. This agreement was terminated by consent of both parties on September 17, 2008. See also Consulting Agreements under this Note 5.

On August 11, 2008, we employed, on an at-will basis, an individual to serve as Vice President and General Counsel. The letter documenting the employment calls for a probationary period of 90 days and stipulates a salary of $150,000 per year.

On September 15, 2008, we employed, on an at-will basis, an individual to serve as Chief Executive Officer. The letter documenting the employment calls for a probationary period of 90 days and stipulates a salary of $200,000 per year. Additionally, we issued options to the individual to purchase 330,000 shares of our common stock at $1.05 per share. 110.000 of the options become exercisable on March 15, 2010, 110,000 of the options become exercisable on September 15, 2010, and 110,000 of the options become exercisable on March 15, 2011. The options expire on September 15, 2018.

Contingencies.  On September 11, 2008, we filed a lawsuit against a consultant in the Circuit Court of Oakland County, Michigan for violation of fiduciary duties. See Note 10 – Subsequent Events for further discussion.

A lawsuit was filed against us on September 16, 2008 in the Circuit Court of Oakland County, Michigan for breach of contract by a consultant previously contracted by the Company to provide information technology services. The suit seeks damages in excess of $42,335 plus court costs and attorney fees. See Note 10 – Subsequent Events for further discussion.  Our financial statements reflect an accrual for the amount of the damages.

Lease Commitments.
a.
On August 1, 2005, we leased our office facilities in Akron, Ohio for a rent of $1,800 per month. The lease expired July 1, 2006 and was renewed under the same terms through August 31, 2007. The Company now leases that property on a month-to-month basis for the same rent. Rent expense for the years ended September 30, 2008 and 2007 was $21,600 and $21,600, respectively.

b.
On September 1, 2006, we leased our office space in Bloomfield Hills, Michigan for monthly rent of $1,800. A new lease was executed on April 1, 2007 with monthly payments of $3,200. The lease is on a month-to-month basis until terminated by tenant or landlord upon 60 days notice. The monthly lease amount was reduced to $2,400 on September 1, 2007. We vacated this space on August 31, 2008 and have no further obligation under the lease. Rent expense for the years ended September 30, 2008 and 2007 was $26,400 and $28,850, respectively

c.
On September 1, 2008, we executed a lease for our office space in Auburn Hills, Michigan. The lease calls for average monthly rent of $2,997 and expires on September 30, 2010. The landlord is a company owned by a shareholder and director of Ecology.

d.
On January 9, 2006, we leased computer equipment with 24 monthly payments of $147.
We recognized expense of $588 and $1,764 for the years ended September 30, 2008 and 2007, respectively, related to this lease.

e.
On April 17, 2006, we leased computer equipment with 36 monthly payments of $75. We recognized expense of $901 for each of  the years ended September 30, 2008 and September 30, 2007 related to this lease.

f.
On June 17, 2007, we leased computer equipment with 36 monthly payments of $42. We recognized expense of $504 and $126 for the years ended September 30, 2008  and 2007, respectively, related to this lease.

g.
On July 17, 2007, we leased computer equipment with 36 monthly payments of $44. We recognized expense of $528 and  $88 for the years ended September 30, 2008 and 2007, respectively, related to this lease.

h.	On September 22, 2008, we leased a multi-purpose copier with 36 monthly payments of $526. The first payment was due November 3, 2008.

Minimum future rental payments under the above operating leases as of September 30, 2008 are as follows:

Year Ending September 30,
2009	$42,589
2010	44,364
2011	6,312

$93,265

Note 6 — Equity

Reverse Merger.  A reverse merger with OCIS Corporation was consummated on July 26, 2007. The shareholders of Ecology acquired 95% of the voting stock of OCIS. OCIS had no significant operating history. The purpose of the acquisition was to provide Ecology with access to the public equity markets in order to more rapidly expand its business operations. The consideration to the shareholders of OCIS was approximately 5% of the stock, at closing, of the successor company. The final purchase price was agreed to as it reflects the value to Ecology of a more rapid access to the public equity markets than a more traditional initial public offering.

Warrants.  On December 16, 2006, we issued warrants to purchase 500,000 shares of our stock at $2.00 per share. The warrants were issued to the holder of the $1,500,000 convertible note. The warrants vested on December 17, 2007. The weighted average remaining life of the warrants is 8.5 years.

On February 6, 2008, we issued warrants to purchase 262,500 shares of our common stock at the lower of $2.00 per share or at the average price per share at which the Company sells its debt or and/or equity in its next private or public offering. The warrants vested upon issuance. The weighted average remaining life of the warrants is 9.5 years.

On March 1, 2008, we issued warrants to purchase 137,500 shares of our common stock at the lower of $2.00 per share or at the average price per share at which the Company sells its debt or and/or equity in its next private or public offering. The warrants vested upon issuance. The weighted average remaining life of the warrants is 9.5 years.

On June 9, 2008, we issued warrants to purchase 210,000 shares of our common stock at the lower of $2.00 per share or at the average price per share at which the Company sells its debt or and/or equity in its next private or public offering. The warrants vested upon issuance. The weighted average remaining life of the warrants is 9.8 years.

On June 21, 2008, we issued warrants to purchase 100,000 shares of our common stock at the $.75 per share. The warrants vested upon issuance. The weighted average remaining life of the warrants is 9.8 years.

On July 14, 2008, we issued warrants to purchase 100,000 shares of our common stock at $.50 per share. The warrants vested upon issuance. The weighted average remaining life of the warrants is 9.8 years.

On July 14, 2008, we issued warrants to purchase 30,000 shares of our common stock at $1.75 per share. The warrants vested upon issuance. The weighted average remaining life of the warrants is 9.8 years.

We issued warrants as shown below to the holder of our convertible preferred stock.

	Strike	Date	Expiration
Number	Price	Issued	Date
100,000	$ 0.75	July 28, 2008	July 28, 2018
5,000	$ 0.75	August 20, 2008	August 20, 2018
25,000	$ 0.75	August 27, 2008	August 27, 2018
500,000	$ 0.75	August 29, 2008	August 29, 2018
375,000	$ 0.75	September 26, 2008	September 26, 2018

Shares.  On February 5, 2008, we entered into an agreement with a convertible note holder. The amount owed the note holder, including principal and accrued interest, totaled $142,415 and the note matured on December 31, 2007 (See Note 4). The maturity date of the note was extended to May 31, 2008, with interest continuing at 15% per annum. In consideration of this extension, we issued 60,000 shares of our common stock to the note holder and granted the holder certain priority payment rights.

On August 28, 2008, we entered into an agreement with an investor to issue up to $5,000,000 in convertible preferred securities. The securities accrue cumulative dividends at 5% per annum and the entire amount then outstanding is convertible at the option of the investor into shares of our common stock at $.50 per share. The preferred securities carry “as converted” voting rights. As of September 30, 2008, we had issued 2,010 of these convertible preferred shares. In the event that we sell additional convertible preferred securities under this agreement, we will issue attached warrants (500 warrants for each $1,000 convertible preferred share sold). The warrants will be immediately exercisable, expire in five years, and entitle the investor to purchase one share of our common stock at $.75 per share for each warrant issued.

Note 7 — Stock Options

Stock Option Plan.  On May 9, 2007, we adopted a stock option plan and reserved 4,500,000 shares for the issuance of stock options or for awards of restricted stock. All prior grants of options were included under this plan. The plan provides for incentive stock options, nonqualified stock options, rights to restricted stock and stock appreciation rights. Eligible recipients are employees, directors, and consultants. Only employees are eligible for incentive stock options. The vesting terms are set by the Board of Directors. All options expire 10 years after issuance.

The Company granted non-statutory options as follows during the year ended September 30, 2008:

			Weighted
	Weighted		Average
	Average		(Remaining)
	Exercise Price	Number of	Contractual	Aggregate
	per Share	Options	Term	Fair Value
Outstanding as of September 30, 2006	$2.00	150,000	8.7	$184
Granted	$2.04	3,036,119	9.5	$3,681,425
Exercised	---	---	---	---
Forfeited	---	---	---	---
Excersisable	$2.00	375,800	9.8	$552,540
Outstanding as of September 30, 2007	$2.03	3,186,119	9.5	$3,681,609
Granted	$1.49	1,456,000	10.3	$1,329,891
Exercised	—	—	—	—
Forfeited	—	—	—	—
Outstanding as of September 30, 2008	$1.83	4,642,119	9.2	$5,011,500
Exercisable	$2.09	1,605,228	8.4	$1,966,657

1,605,228 of the options were exercisable as of September 30, 2008. The options are subject to various vesting periods between June 26, 2007 and January 1, 2012. The options expire on various dates between June 1, 2016 and January 1, 2022. Additionally, the options had no intrinsic value as of June 30, 2008. Intrinsic value arises when the exercise price is lower than the trading price on the date of grant.

Our stock option plans are subject to the provisions of Statement of Financial Accounting Standards (“SFAS”) Number 123(R), Accounting for Stock-Based Compensation. Under the provisions of SFAS Number 123(R), employee and director stock-based compensation expense is measured utilizing the fair-value method.

We account for stock options granted to non-employees under SFAS Number 123(R) using EITF 96-18 requiring the measurement and recognition of stock-based compensation to consultants under the fair-value method with stock-based compensation expense being charged to earnings on the earlier of the date services are performed or a performance commitment exists.

On September 15, 2008, the Board of Directors approved a change in exercise price on option grants previously made to two officers. This change was effective for options to purchase 375,000 shares of our common stock. The new exercise price is $1.05 per share. The weighted average of the price of the options at original issuance was $2.13. This change resulted in a total incremental compensation increase of  $240,641, combined, for the two officers.

In calculating the compensation related to employee/consultants and directors stock option grants, the fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model and the following weighted average assumptions:

Dividend	None
Expected volatility	91.69%-101.73%
Risk free interest rate	1.50%-5.11%
Expected life	5.5 years

The expected volatility was derived utilizing the price history of another publicly traded nanotechnology company. This company was selected due to the fact that it is widely traded and is in the same equity sector as our Company.

The risk free interest rate figures shown above contain the range of such figures used in the Black-Scholes calculation. The specific rate used was dependent upon the date of option grant.

Based upon the above assumptions and the weighted average $1.83 exercise price, the options outstanding at September 30, 2008 had a total unrecognized compensation cost of $1,582,378 which will be recognized over the remaining weighted average vesting period of .7 years. Options cost of $1,847,639 was recorded as an expense for the year ended September 30, 2008 of which $623,518 was recorded as compensation expense and $1,224,121 was recorded as consulting expense.

The Company has incurred losses since operations commenced in 1990.  The Company has a net operating loss carry forward for income tax purposes of approximately $7,464,662. The total loss carry forward expiring on September 30, 2028 is $3,109,937, expiring on September 30, 2027 is $3,488,598, expiring on September 30, 2026 is $427,056, expiring on September 30, 2025 is $203,978, expiring on September 30, 2024 is $189,988, expiring on September 30, 2023 is $ 25,364 and expiring on September 30, 2022 is $19,741.  The Company changed its year-end to September 30th from February 28th effective in fiscal 2006.

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

The principal sources of timing differences are different accrual versus cash accounting methods used for financial accounting and tax purposes; the timing of the utilization of the net operating losses, and different book versus tax depreciation methods.

As of September 30, 2008 and 2007, the deferred tax asset based on a 34% tax bracket consists of the following:

	2008	2007
Assets:
Federal loss carry forwards	$2,537,985	$1,481,936
Cash basis accounting differences	451,603	89,925
Depreciation timing differences		939
Liability:
Depreciation timing differences	(804)	-

Deferred tax asset	2,988,784	1,572,800

Valuation allowance	(2,988,784)	(1,572,800)

Net deferred tax asset	$-	$-

The tax benefit from net operating losses and differences in timing differ from the federal statutory rate primarily due to the $1,415,984 change in the deferred tax asset valuation allowance from September 30, 2007.

Note 9 — Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the years ended September 30, 2008 and  2007, we incurred net losses of ($6,770,322) and ($4,560,870), respectively. As of September 30, 2008 and September 30, 2007, we had stockholders’ deficit and equity of ($1,239,810) and $290,287, respectively.

Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable products and processes, and ultimately to establish profitable operations. We have financed operations through operating revenues and, primarily, through the issuance of equity securities and debt. Until we are able to generate positive operating cash flows, additional funds will be required to support operations. We believe that cash investments subject to a securities purchase agreement with a investor will be sufficient to enable us to continue as a going concern through the fiscal year ending September 30, 2009. This securities purchase agreement does not legally bind the investor to make the investments and there can be no assurances that the investments will continue. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. Please see also Note 10 — Subsequent Events.

Note 10 — Subsequent Events

On November 6, 2008, we settled the lawsuit filed against us on September 16, 2008 by a consultant for breach of contract. We paid $26,500 in full settlement of all claims. This amount was included in Accounts Payable at September 30, 2008.

On November 11, 2008, we settled the lawsuit we filed against one of two consultants on September 11, 2008 for breach of contract. Under the terms of the settlement, we will pay the consultant $7,500 per month for twelve months under a new consulting agreement and will pay $15,000 in 12 equal monthly payments of $1,250 to the consultant’s attorney.  Additionally, we will pay the consultant a commission of 15% for licensing revenues and 3% for product sales that the consultant generates for the Company.

On November 11, 2008, we paid in full the principal and accrued interest on the note payable shown in Note 4 with a September 30, 2008 principal balance of $94,104. In addition, we issued warrants to the note holder for the purchase of 2,000,000 shares of our common stock at $.50 per share and reset the strike price of warrants and options previously issued to the note holder to purchase 1,500,000 shares of our common stock at $2 per share. The new price is $.80 per share.

On November 13, 2008, we reached agreement with a convertible note holder. The note holder made demand for payment on September 5, 2008. We made a payment of $100,000 on October 6, 2008 on the outstanding principal and interest on that date. On November 13, we made another payment of $100,000 against the outstanding principal and interest on that date. Further, we agreed to make additional payments on the remaining principal and interest. These payments will be $100,000 for each month beginning in December of 2008 and continuing until all principal and interest has been paid. This note payable is shown in Note 4 with a September 30, 3008 principal balance of $500,000.

On November 14, 2008, we reached agreement with a convertible note holder. The note holder made demand for payment on September 8, 2008. We made a payment of $10,000 on October 8, 2008 on the outstanding principal and interest on that date. On November 14, we made another payment of $10,000 against the outstanding principal and interest on that date. Further, we agreed to make additional payments on the remaining principal and interest. These payments will be $10,000 for each month beginning in December of 2008 and continuing until all principal and interest has been paid. This note payable is shown in Note 4 with a September 30, 3008 principal balance of $50,000.

On December 2, 2008, our Board of Directors authorized the addition of 1,000,000 shares of our common stock to the 2007 Plan.

On December 3, 2008, we terminated the employment agreement with our Chief Financial Officer. The Chief Financial Officer continues to be employed by the Company in that capacity as an at-will employee.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Ecology Coatings, Inc.

We have audited the accompanying consolidated balance sheets of Ecology Coatings, Inc. and Subsidiary (the “Company”) as of September 30, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ecology Coatings, Inc. and Subsidiary as of September 30, 2008 and 2007, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 9 to the consolidated financial statements, the Company’s recurring losses, negative cash flows from operations and net capital deficiency raise substantial doubt about its ability to continue as a going concern.  Management’s plans as to these matters are also discussed in Note 9.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ UHY LLP
Southfield, Michigan
December 19, 2008

ECOLOGY COATINGS, INC. AND SUBSIDIARY
Consolidated Balance Sheets

ASSETS

	September 30, 2008	September 30, 2007

Current Assets
Cash and cash equivalents	$974,276	$808,163
Miscellaneous receivable	-	1,118
Prepaid expenses	25,206	70,888

Total Current Assets	999,482	880,169

Property and Equipment
Computer equipment	22,933	11,285
Furniture and fixtures	18,833	1,565
Test equipment	7,313	7,313
Signs	213	213
Software	1,332	1,332
Video	48,177	-
Total fixed assets	98,801	21,708
Less: Accumulated depreciation	(22,634)	(3,794)

Property and Equipment, net	76,167	17,914

Other
Patents-net	421,214	302,575
Trademarks-net	5,029	3,465

Total Other Assets	426,243	306,040

Total Assets	$1,501,892	$1,204,123

See the accompanying notes to the audited consolidated financial statements.

ECOLOGY COATINGS, INC. AND SUBSIDIARY
Consolidated Balance Sheets
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
	September 30, 2008	September 30, 2007

Current Liabilities
Accounts payable	$1,359,328	$429,790
Credit card payable	92,305	14,772
Deferred revenue	-	24,884
Accrued liabilities	12,033	-
Payroll taxes payable	-	1,459
Accrued wages	-	12,500
Franchise tax payable	800	800
Interest payable	133,332	15,851
Convertible notes payable	894,104	170,280
Notes payable - related party	243,500	243,500
Preferred dividends payable	6,300	-
Total Current Liabilities	2,741,702	913,836

Total Liabilities	2,741,702	913,836

Commitments and Contingencies (Note 5)

Stockholders' Equity (Deficit)
Preferred Stock - 10,000,000 $.001 par value shares
authorized; 2,010 and 0 shares issued and outstanding
as of September 30, 2008 and September 30, 2007, respectively	2	-
Common Stock - 90,000,000 $.001 par value shares
authorized; 32,210,684 and 32,150,684
outstanding as of September 30, 2008 and
September 30, 2007, respectively	32,234	32,174
Additional paid in capital	13,637,160	6,165,282
Accumulated Deficit	(14,909,206)	(5,907,169)

Total Stockholders' Equity (Deficit)	(1,239,810)	290,287

Total Liabilities and Stockholders'
Equity (Deficit)	$1,501,892	$1,204,123

See the accompanying notes to the audited consolidated financial statements.

ECOLOGY COATINGS, INC. AND SUBSIDIARY
Consolidated Statements of Operations

	For the Year Ended	For the Year Ended
	September 30, 2008	September 30, 2007

Revenues	$25,092	$41,668

Salaries and fringe benefits	2,006,776	1,409,840
Professional fees	2,735,360	2,583,927
Other general and administrative costs	637,668	463,199

Operating Loss	(5,354,712)	(4,415,298)

Other Income (Expenses)
Interest income	5,784	20,940
Interest expense	(1,421,394)	(256,512)
Total Other (Expenses), net	(1,415,610)	(235,572)

Net Loss	$(6,770,322)	$(4,650,870)

Basic and diluted net loss per share	$(0.21)	$(0.16)

Basic and diluted weighted average of
common shares outstanding	32,189,864	29,178,144

See the accompanying notes to the audited consolidated financial statements.

ECOLOGY COATINGS, INC. AND SUBSIDIARY
Statement of Changes in Shareholders’ Equity (Deficit) for the Years Ended September 30, 2008 and 2007
					Additional		Total
					Paid In	Accumulated	Stockholders'
	Common Stock		Preferred Stock		Capital	Deficit	Equity
	Shares	Amount	Shares	Amount			(Deficit)
Balance at September 30, 2006	28,200,000	$142,000	-	$-	$ -	$(1,256,299)	$(1,114,299)

Beneficial conversion feature on convertible debt	-	-	-	-	116,819	-	116,819

Stock option expense	-	-	-	-	1,288,670	-	1,288,670

Warrants issued with debt	-	-	-	-	4,497	-	4,497

Issuance of stock, net of issuance costs of $10,789	3,950,684	4,645,470	-	-	-	-	4,645,470

Creation of par value stock	-	(4,755,296)	-	-	4,755,296	-	-

Net loss	-	-	-	-	-	(4,650,870)	(4,650,870)

Balance at September 30, 2007	32,150,684	$32,174	-	$-	$6,165,282	$(5,907,169)	$290,287

Issuance of stock for debt extension	60,000	60	-	-	161,940	-	162,000

Issuance of warrants for debt extension	-	-	-	-	26,343	-	26,343

Issuance of preferred stock	-		2,010	2	1,500,585	-	1,500,585

Beneficial conversion feature on preferred stock	-	-	-	-	2,225,415	(2,225,415)	-

Warrants issued with preferred stock	-	-	-	-	509,415	-	509,415

Beneficial conversion feature on convertible debt	-	-	-	-	358,654	-	358,654

Stock option expense	-	-	-	-	1,847,639	-	1,847,639

Warrants issued with convertible debt	-	-	-	-	841,887	-	841,887

Preferred dividends	-	-	-	-	-	(6,300)	(6,300)

Net Loss	-	-	-	-	-	(6,770,322)	(6,770,322)

Balance at September 30, 2008	32,210,684	$32,234	2,010	$2	$13,637,160	$(14,909,206)	$(1,239,810)

See the accompanying notes to the audited consolidated financial statements.

ECOLOGY COATINGS, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
	For the Year	For the Year
	Ended	Ended
	September 30, 2008	September 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,770,322)	$(4,650,870)
Adjustments to reconcile net loss
to net cash (used in) operating activities:
Depreciation and amortization	37,486	12,757
Option expense	1,847,639	1,288,670
Interest paid through conversion to stock	-	137,391
Beneficial conversion expense	374,476	116,819
Issuance of stock for debt extension	162,000	412,500
Warrants	868,231	4,497
Changes in Asset and Liabilities
Miscellaneous receivable	1,118	(1,118)
Prepaid expenses	45,683	(39,531)
Accounts payable	929,539	144,122
Accrued payroll taxes and wages	(13,960)	(28,428)
Accrued liabilities	12,033	-
Credit card payable	77,533	14,772
Interest payable	117,481	(62,893)
Deferred revenue	(24,884)	(41,668)
Net Cash Used in Operating Activities	(2,335,947)	(2,692,980)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(77,094)	(12,050)
Purchase of intangibles	(138,848)	(85,514)
Net Cash Used in Investing Activities	(215,942)	(97,564)

Repayment of notes payable - related parties	-	(53,530)
Repayment of notes payable	(591,998)	(67,642)
Proceeds from notes payable and warrants	1,300,000	500,000
Issuance of preferred stock	2,010,000	-
Issuance of common stock	-	2,483,500
Net Cash Provided by Financing Activities	2,718,002	2,862,328

Net Increase in Cash and Cash Equivalents	166,113	71,784

CASH AND CASH EQUIVALENTS AT BEGINNING
OF PERIOD	808,163	736,379
CASH AND CASH EQUIVALENTS AT END
OF PERIOD	$974,276	$808,163

See the accompanying notes to the audited consolidated financial statements.
ECOLOGY COATINGS, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows

	For the Year	For the Year
	Ended	Ended
	September 30, 2008	September 30, 2007

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION
Interest paid	$79,284	$114,253
Income taxes paid	-	-

SUPPLEMENTAL DISCLOSURE OF NON-CASH
FINANCING ACTIVITIES
Conversion of notes and interest for common stock	$-	$1,749,470
Issuance of common stock for services	$-	$412,500
Issuance of common stock for debt extension	$162,000	$-

See the accompanying notes to the audited consolidated financial statements.

ECOLOGY COATINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates

Description of the Company.  The terms “we”, “us”, “Ecology”, and “the Company” refer to Ecology Coatings, Inc. We were originally incorporated in Nevada on February 6, 2002 as OCIS Corp. (“OCIS”). OCIS completed a merger with Ecology Coatings, Inc. a California corporation (“Ecology-CA”) on July 26, 2007 (the “Merger”). In the Merger, OCIS changed its name from OCIS Corporation to Ecology Coatings, Inc. We develop nanotechnology-enabled, ultra-violet curable coatings that are designed to drive efficiencies and clean processes in manufacturing. We create proprietary coatings with unique performance and environmental attributes by leveraging our platform of integrated nano-material technologies that reduce overall energy consumption and offer a marked decrease in drying time. Ecology’s market consists electronics, automotive and trucking, paper products and original equipment manufacturers (“OEMs”).

Principles of Consolidation.  The consolidated financial statements include all of our accounts and the accounts of our wholly owned subsidiary Ecology-CA. All significant intercompany transactions have been eliminated in consolidation.

Use of Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents.  We consider all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Revenue Recognition.  Revenues from licensing contracts are recorded ratably over the life of the contract. Contingency earnings such as royalty fees are recorded when the amount can reasonably be determined and collection is likely.

Loss Per Share.  Basic loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock and potentially dilutive securities outstanding during the period. Potentially dilutive shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of convertible debt and convertible preferred stock. Potentially dilutive shares are excluded from the weighted average number of shares if their effect is anti-dilutive. We had a net loss for all periods presented herein; therefore, none of the stock options and/or warrants outstanding or stock associated with the convertible debt or with the convertible preferred shares during each of the periods presented were included in the computation of diluted loss per share as they were anti-dilutive. As of September 30, 2008 and 2007, there were 12,031,220 and 3,792,080 potentially dilutive securities outstanding.

Income Taxes and Deferred Income Taxes.  We use the asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes are provided for temporary differences in the bases of assets and liabilities as reported for financial statement purposes and income tax purposes and for the future use of net operating losses. We have recorded a valuation allowance against the net deferred income tax asset. The valuation allowance reduces deferred income tax assets to an amount that represents management’s best estimate of the amount of such deferred income tax assets that more likely than not will be realized. We cannot be assured of future income to realize the net deferred income tax asset; therefore, no deferred income tax asset has been recorded in the accompanying consolidated financial statements.

Property and Equipment.  Property and equipment is stated at cost less accumulated depreciation. Depreciation is recorded using the straight-line method over the following useful lives:

Computer equipment	3-10 years
Furniture and fixtures	3-7 years
Test equipment	5-7 years
Software Computer	3 years
Marketing and Promotional Video	3 years

Repairs and maintenance costs are charged to operations as incurred. Betterments or renewals are capitalized as incurred.

We review long lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Patents.  It is our policy to capitalize costs associated with securing a patent. Costs consist of legal and filing fees. Once a patent is issued, it will be amortized on a straight-line basis over its estimated useful life. Six patents were issued as of September 30, 2008 and are being amortized over 8 years.

Stock-Based Compensation.  Our stock option plans are subject to the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment. Under the provisions of SFAS No. 123(R), employee and director stock-based compensation expense is measured utilizing the fair-value method.

We account for stock options granted to non-employees under SFAS No. 123(R) using EITF 96-18, requiring the measurement and recognition of stock-based compensation to consultants under the fair-value method with stock-based compensation expense being charged to earnings on the earlier of the date services are performed or a performance commitment exists.

Expense Categories.  Salaries and Fringe Benefits of $2,006,776 and $1,409,840 for the years ended September 30, 2008 and 2007, respectively, include wages paid to and insurance benefits for our officers and employees as well as stock based compensation expense for those individuals. Professional fees of $2,735,360 and $2,583,927 for the years ended September 30, 2008 and 2007, respectively, include amounts paid to attorneys, accountants, and consultants, as well as the stock based compensation expense for those services.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (SFAS 141(R)) and No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (SFAS 160). SFAS 141(R) will significantly change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 160 will change the accounting and reporting for minority interests, which will be re-characterized as non-controlling interests and classified as a component of equity. SFAS 141(R) and SFAS 160 are effective for both public and private companies for fiscal years beginning on or after December 15, 2008 (October 1, 2009 for Ecology). Early adoption is prohibited for both standards. SFAS 141(R) will be applied prospectively. SFAS 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS 160 shall be applied prospectively. The adoption of SFAS 160 would have no impact on our financial position or results of operations for the year ended September 30, 2008

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”. This statement changes the disclosure requirements for derivative instruments and hedging activities. SFAS 161 will become effective for us beginning in the three months ending March 31, 2009. The adoption of this pronouncement would have had no impact on our results or financial position as of September 30, 2008.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). SFAS 162 will not have an impact on our financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.” The scope of SFAS 163 is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, SFAS 163 does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). SFAS 163 also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS 163 will not have an impact on our financial statements.

Note 2 — Concentrations

For the years ended September 30, 2008 and 2007, we had one customer representing 100% of revenues. As of September 30, 2008 and 2007, there were no amounts due from this customer.

We occasionally maintain bank account balances in excess of the federally insurable amount of $100,000. The Company had cash deposits in excess of this limit on September 30, 2008 and 2007 of $874,276 and $708,163, respectively.

Note 3 — Related Party Transactions

We have borrowed funds for our operations from certain major stockholders, directors and officers as disclosed below:

We have an unsecured note payable due to a principal shareholder and former director that bears interest at 4% per annum with principal and interest due on December 31, 2008. As of September 30, 2008 and September 30, 2007, the note had an outstanding balance of $110,500. The accrued interest on the note was $8,407 and $3,836 as of September 30, 2008 and September 30, 2007, respectively. The note carries certain conversion rights that allow the holder to convert all or part of the outstanding balance into shares of our common stock.

We have an unsecured note payable due to a principal shareholder and former director that bears interest at 4% per annum with principal and interest due on December 31, 2008. As of September 30, 2008 and September 30, 2007, the note had an outstanding balance of $133,000. The accrued interest on the note was $10,125 and $4,617 as of September 30, 2008 and September 30, 2007, respectively. The note carries certain conversion rights that allow the holder to convert all or part of the outstanding balance into shares of our common stock.

We had an unsecured note payable due to a majority shareholder, officer and director that bore interest at 4% per annum with principal and interest due on December 31, 2008. As of September 30, 2008 and September 30, 2007, the note had an outstanding balance of $0. The unpaid accrued interest on the note was $2,584 as of September 30, 2008 and September 30, 2007. The note carries certain conversion rights which allow the holder to convert all or part of the outstanding balance into shares of the our common stock..

Future maturities of related party long-term debt as of September 30, 2008 are as follows:

Year Ending September 30,
2009	$243,500

We have a payable to a related party totaling $63,775 and $49,191 as of September 30, 2008 and September 39, 2007, respectively, included in accounts payable on the consolidated balance sheets.

We also paid consulting fees for contracted administrative support to a related party company totaling $8,244 for the year ended September 30, 2007.

Note 4 — Notes Payable

We have the following convertible notes:

	September 30, 2008	September 30, 2007
Convertible note payable, 20% per annum interest rate, principal and interest payment due December 31, 2007; unsecured, accrued interest of $130 outstanding at September 30, 2007, convertible at holder’s option into common shares of the Company. Conversion price is $1.60 per share. This note is stated net of an unamortized discount of $2,400 at September 30, 2007.	$-	708

Convertible subordinated note payable, 7.5% per annum interest rate. Principal and interest payment due December 31, 2007; unsecured, convertible at holder’s option into common shares of the Company at a price per share of $2.00. Accrued interest of $415 is outstanding as of September 30, 2007.	-	26,461

Convertible note payable, 15% per annum interest rate, principal and interest payment was due May 31, 2008; unsecured, convertible at holder’s option into common shares of the Company at $1.60 per share. Accrued interest of $15,367 and $4,268 was outstanding as of September 30, 2008 and September 30, 2007, respectively. This note is stated net of unamortized discount of $0 and $13,422 as of September 30, 2008 and September 30, 2007, respectively. The holder made demand upon the Company for repayment of this note on August 18, 2008. See Note 10-Subsequent Evens for further discussion.	94,104	145,873

Convertible subordinated note payable, 25% per annum, unsecured, principal and interest was due June 30, 2008; the Company extended the maturity for 30 days, to July 30, 2008 in exchange for warrants to purchase 15,000 shares of the Company’s common stock at $1.75 per share. Additionally, the Company granted the note holder warrants to purchase 12,500 shares of the Company’s common stock at $1.75 per share. All outstanding principal and interest is convertible, at the note holder’s option, into the Company’s common shares at the lower of the closing price of the shares on the last trading date prior to conversion or at the average share price at which the Company sells its debt or equity securities in its next public offering or other private offering made pursuant to Section 4(2) of the Securities Act of 1933, as amended. Demand for repayment was made on September 8, 2008. See Note 10-Subsequent Events for further discussion. Accrued interest of $7,329 was outstanding as of September 30, 2008. This note is stated net of unamortized discount of $0 as of September 30, 2008.
	$50,000	$—

Convertible subordinated note payable, 25% per annum, unsecured, principal and interest was due June 30, 2008; the Company extended the maturity for 30 days, to July 30, 2008 in exchange for warrants to purchase 15,000 shares of the Company’s common stock at $1.75 per share. Additionally, the Company granted the note holder warrants to purchase 125,000 shares of the Company’s common stock at $1.75 per share. All outstanding principal and interest is convertible, at the note holder’s option, into the Company’s common shares at the lower of the closing price of the shares on the last trading date prior to conversion or at the average share price at which the Company sells its debt or equity securities in its next public offering or other private offering made pursuant to Section 4(2) of the Securities Act of 1933, as amended. Demand for repayment was made on September 5, 2008. See Note 10-Subsequent Events for further discussion. Accrued interest of $73,288 was outstanding as of September 30, 2008. This note is stated net of unamortized discount of $0 as of September 30, 2008.
	$500,000	$-

Convertible subordinated note payable, 25% per annum, unsecured, principal and interest was due July 18, 2008. Additionally, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock at a price equal to $.75 per share (the “Warrant”). The Warrant is exercisable immediately and carries a ten (10) year term. The Holder may convert all or part of the then-outstanding Note balance into shares at $.50 per share. If applicable, the Company has agreed to include the Conversion Shares in its first registration statement filed with the Securities and Exchange Commission. Demand for repayment was made on August 27, 2008. Accrued interest of $10,685 was outstanding as of September 30, 2008. This note is stated net of unamortized discount of $0 as of September 30, 2008.
	150,000	$-

Convertible subordinated note payable, 25% per annum, unsecured, principal and interest was due August 10, 2008. Additionally, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock at a price equal to $.50 per share (the “Warrant”). The Warrant is exercisable immediately and carries a ten (10) year term. The Holder may convert all or part of the then-outstanding Note balance into shares at $.50 per share. If applicable, the Company has agreed to include the Conversion Shares in its first registration statement filed with the Securities and Exchange Commission. Demand for repayment was made on August 27, 2008. Accrued interest of $5,548 was outstanding as of September 30, 2008. This note is stated net of unamortized discount of $0 as of September 30, 2008.
	100,000	$173,042

	$894,104	$173,042

Future maturities of the notes payable as of September 30, 2008 are as follows:

Year Ending
2009	$894,104

The above notes payable have conversion rights and detachable warrants. These Notes may be converted for the principal balance and any unpaid accrued interest to Common Stock. In accordance with guidance issued by the FASB and the Emerging Issue Task Force (“EITF”) regarding the Accounting for Convertible Securities with a Beneficial Conversion Feature (EITF No. 98-5), the Company recognized an embedded beneficial conversion feature present in these Notes. The Company allocated the proceeds based on the fair value of $1,767,881to the warrants. The warrants are exercisable through March 31, 2018 and the fair value was amortized to interest expense over the term of the Notes.

 Note 5 — Commitments and Contingencies

Consulting Agreements.  On July 15, 2006, we entered into an agreement that provides for six months of international business development consulting services. We agreed to pay the consultant $15,000 per month payable in cash and an additional $15,000 per month payable in shares of our common stock at a share price of $2.00. We further agreed to pay the consultant a fee of 2% of any royalties that we receive pursuant to royalty agreements that are a direct result of the consultant’s material efforts under the consulting agreement. In addition, we agreed to pay the consultant a fee of 2% of any net sales that we receive pursuant to joint venture agreements that are a direct result of the consultant’s material efforts under the consulting agreement. We will pay the fees to the consultant for the term of any royalty or joint venture agreements for a period of time not to exceed a period of 48 months. The agreement was extended for six month increments in January 2007, July 2007, and January 2008.

On February 1, 2007, we amended an agreement with a consultant. The consultant provides various business and financial consulting services, including but not limited to assistance with raising capital. The original agreement was dated June 1, 2006 and called for $12,500 to be paid to the consultant in 18 monthly payments commencing February 1, 2007. The amendment called for additional monthly payments of $9,250 on February 1, 2007, $9,375 on March 1, 2007, and $9,000 per month from April 1, 2007 and continuing through September 1, 2007. This agreement was further amended on December 28, 2007 to extend the agreement until November 1, 2010. The effective date of the agreement was November 1, 2007. Additionally, the agreement calls for monthly payments of $16,000. Finally, the agreement calls for an option grant of 100,000 shares at an exercise price of $3.05 per share. 25,000 options will vest on June 28, 2008, 25,000 options will vest on December 28, 2008, 25,000 options will vest on June 28, 2009, and 25,000 options will vest on December 28, 2009. All of the options expire on December 27, 2017. This agreement was terminated on July 31, 2008. See the caption Contingencies under this Note for further discussion.

On May 1, 2007, we entered into an agreement with a consultant to provide information system consulting services. The agreement calls for six monthly payments of $5,000 plus reimbursement for any out of pocket costs. Additionally, options to purchase 1,000 shares of common stock at $2.00 per share were issued to the consultant, with additional options to purchase 500 shares upon the achievement of certain performance measures. The options are restricted for 12 months and expire 10 years from date of issuance. On October 8, 2007, we extended the contract with the consultant for six months, and, on May 8, 2008, extended the contract for an additional six months. The expiration date is now November 8, 2008 and provides for monthly payments of $5,000. This agreement was terminated on July 31, 2008. See the caption Contingencies under this Note for further discussion.

On June 1, 2007, we entered into a consulting agreement with an individual who serves as the chairman of Ecology’s business advisory board. The agreement expires June 1, 2009. Ecology will pay the consultant $11,000 per month. Additionally, Ecology granted the consultant 200,000 options to purchase shares of our common stock for $2.00 per share. Of these options, 50,000 options vest on December 1, 2007, 50,000 options vest on June 1, 2008, 50,000 options vest on December 1, 2008, and the remaining 50,000 options vest on June 1, 2009. Additionally, we will reimburse the consultant for all reasonable expenses incurred by the consultant in the conduct of Ecology business.

On July 26, 2007, we entered into a consulting agreement with a company owned by two former officers and directors of OCIS Corporation. The terms of the agreement call for the transfer of the $100,000 standstill deposit paid to OCIS as a part of a total payment of $200,000. The balance will be paid in equal installments on the first day of each succeeding calendar month until paid in full. The agreement calls for the principals to provide services for 18 months in the area of investor relations programs and initiatives; facilitate conferences between Ecology and members of the business and financial community; review and analyze the public securities market for our securities; and introduce Ecology to broker-dealers and institutions, as appropriate.

On December 13, 2007, we entered into an agreement with a consultant to provide investor relations services. The agreement expires on December 13, 2008. The consultant will bill against a non-refundable monthly retainer of $5,000. The consultant charges on an hourly basis ranging from $35 to $225 per hour. The term of the contract is 12 months.

On April 2, 2008, we entered into a letter agreement with an individual to become chairman our Scientific Advisory Board. The letter agreement provides that we will grant the individual options to purchase 100,000 shares of our common stock. Each option is exercisable at a price equal to the final closing price as quoted on the Over The Counter Bulletin Board on April 3, 2008. The options vest as follows: 25,000 immediately upon grant; 25,000 on October 3, 2008; 25,000 on April 3, 2009, and the remaining 25,000 on October 3, 2009. The options will all expire on April 3, 2018.

On April 10, 2008, we entered into an agreement with a consultant to assist us in securing equity and/or debt financing. The agreement called for payment of $5,000 at inception and an additional payment of $5,000 on May 1, 2008. The agreement was terminable upon notice of either party and was terminated on May 31, 2008.

On September 17, 2008, we entered into an agreement with an entity controlled by an investor in and a director of Ecology Coatings, Inc. This agreement is for business and marketing consulting services. This agreement expires on September 17, 2010 and calls for monthly payments of $20,000, commissions on licensing revenues equal to 15% of said revenues, commissions on product sales equal to 3% of said sales, and a grant of options to purchase 531,000 shares of our common stock for $1.05 per share. 177,000 of the options become exercisable on March 17, 2009, 177,000 of the options become exercisable on September 17, 2009, and 177,000 of the options become exercisable on March 17, 2010. The options expire on December 31, 2020.

On September 17, 2008, we entered into an agreement with our Chairman of the Board of Directors under which the Chairman will provide advice and consultation to us regarding strategic planning, business and financial matters, and revenue generation. The agreement expires on September 17, 2011 and calls for monthly payments of $16,000, commissions on licensing revenues equal to 15% of said revenues, commissions on product sales equal to 3% of said sales, $1,000 per month to pay for office rent reimbursement, expenses associated with the consultant’s participation in certain conferences, information technology expenses incurred by the consultant in the performance of duties relating to the Company, and certain legal fees incurred by the consultant during his tenure as our  Chief Executive Officer.

On September 17, 2008 we entered into an agreement with a shareholder under which that shareholder will act as a consultant to us. Under this agreement, the shareholder will provide business development services for which he will receive commissions on licensing revenues equal to 15% of said revenues and commissions on product sales equal to 3% of said sales and reimbursement for information technology expenses incurred by the consultant in the performance of duties relating to the Company. This agreement expires on September 17, 2011.

Employment Agreements.  On October 30, 2006, we entered into an employment agreement with an officer that expires on October 30, 2008. Pursuant to the agreement, the officer is paid an annual base salary of $160,000. We also granted the officer 321,217 options to purchase its common stock at $2.00 per share. Twenty-five percent (25%) of the options vested on November 1, 2007 and the remaining seventy-five percent (75%) will vest on November 1, 2008. The options expire on November 1, 2016.

On November 1, 2006, we entered into an employment agreement with an officer that expires on November 1, 2008. Pursuant to the agreement, the officer was paid an annual base salary of $100,000. We also granted the officer 150,000 options to acquire its common stock at $2.00 per share. The options will all vest on November 1, 2008. The options expire on November 1, 2016. On July 1, 2007, we amended this employment agreement. The amended agreement will expire on November 1, 2009, and calls for an annual salary $140,000, a one time bonus of $12,500 and the grant of 87,500 options to purchase our common stock at $2.00 per share. Upon grant, 25,000 of the options vested, 37,500 options will vest on July 1, 2008, and 25,000 options will vest on July 1, 2009. All of the options expire on July 1, 2017. This employee resigned effective July 31, 2008.

On January 1, 2007, we entered into an employment agreement with an officer that expires on January 1, 2012. Upon expiration, the agreement calls for automatic one-year renewals until terminated by either party with thirty days written notice. Pursuant to the agreement, the officer will be paid an annual base salary of $180,000 in 2007; an annual base salary of $200,000 for the years 2008 through 2011; and an annual base salary of $220,000 for 2012. In addition, 450,000 options were granted to the officer to acquire our common stock at $2.00 per share. 150,000 options will vest on January 1, 2010, 150,000 options will vest on January 1, 2011 and the remaining 150,000 options will vest January 1, 2012. The options expire on January 1, 2022.

On February 1, 2007, we entered into an employment agreement with an officer that expired on February 1, 2008. Pursuant to the agreement, the officer was paid an annual base salary of $120,000 and was granted 25,000 options to acquire our common stock at $2.00 per share. All of the options vested on February 1, 2008. The options expire on February 1, 2017. On February 1, 2008, we entered into a new agreement with this officer. This new agreement expires on February 1, 2010 and calls for an annual salary of $140,000. Further, the officer was granted 50,000 options to purchase shares of our common stock at $3.00 per share. 25,000 options vest on February 1, 2009 and the remaining 25,000 options vest on February 1, 2010. This agreement was modified effective October 1, 2008. Under the modified agreement, the employee receives an annual base salary of $70,000, subject to increase to $140,000 upon the achievement by the Company of revenues of at least $100,000. Additionally, we granted the employee options to purchase 10,000 shares of our common stock at $1.05 per share. The options become exercisable on September 17, 2009 and expire on September 17, 2018.

On May 21, 2007, we entered into an employment agreement with an officer that expires on May 21, 2009. Pursuant to the agreement, the officer will be paid an annual base salary of $160,000 and was granted 300,000 options to acquire our common stock at $2.00 per share. 75,000 of the options vested on May 21, 2008, and 225,000 of the options will vest on May 21, 2009. The options expire on May 21, 2017. On October 1, 2007, the Company modified the employment agreement to increase the salary from $160,000 to $210,000.

On December 28, 2007, we entered into an employment agreement with our Chairman of the Board of Directors and Chief Executive Officer. Under this agreement, he will continue to be paid at a rate of $320,000 per year through August 8, 2010. This agreement was terminated by consent of both parties on September 17, 2008. See also Consulting Agreements under this Note 5.

On August 11, 2008, we employed, on an at-will basis, an individual to serve as Vice President and General Counsel. The letter documenting the employment calls for a probationary period of 90 days and stipulates a salary of $150,000 per year.

On September 15, 2008, we employed, on an at-will basis, an individual to serve as Chief Executive Officer. The letter documenting the employment calls for a probationary period of 90 days and stipulates a salary of $200,000 per year. Additionally, we issued options to the individual to purchase 330,000 shares of our common stock at $1.05 per share. 110.000 of the options become exercisable on March 15, 2010, 110,000 of the options become exercisable on September 15, 2010, and 110,000 of the options become exercisable on March 15, 2011. The options expire on September 15, 2018.

Contingencies.  On September 11, 2008, we filed a lawsuit against a consultant in the Circuit Court of Oakland County, Michigan for violation of fiduciary duties. See Note 10 – Subsequent Events for further discussion.

A lawsuit was filed against us on September 16, 2008 in the Circuit Court of Oakland County, Michigan for breach of contract by a consultant previously contracted by the Company to provide information technology services. The suit seeks damages in excess of $42,335 plus court costs and attorney fees. See Note 10 – Subsequent Events for further discussion.  Our financial statements reflect an accrual for the amount of the damages.

Lease Commitments.
a.
On August 1, 2005, we leased our office facilities in Akron, Ohio for a rent of $1,800 per month. The lease expired July 1, 2006 and was renewed under the same terms through August 31, 2007. The Company now leases that property on a month-to-month basis for the same rent. Rent expense for the years ended September 30, 2008 and 2007 was $21,600 and $21,600, respectively.

b.
On September 1, 2006, we leased our office space in Bloomfield Hills, Michigan for monthly rent of $1,800. A new lease was executed on April 1, 2007 with monthly payments of $3,200. The lease is on a month-to-month basis until terminated by tenant or landlord upon 60 days notice. The monthly lease amount was reduced to $2,400 on September 1, 2007. We vacated this space on August 31, 2008 and have no further obligation under the lease. Rent expense for the years ended September 30, 2008 and 2007 was $26,400 and $28,850, respectively

c.
On September 1, 2008, we executed a lease for our office space in Auburn Hills, Michigan. The lease calls for average monthly rent of $2,997 and expires on September 30, 2010. The landlord is a company owned by a shareholder and director of Ecology.

d.
On January 9, 2006, we leased computer equipment with 24 monthly payments of $147.
We recognized expense of $588 and $1,764 for the years ended September 30, 2008 and 2007, respectively, related to this lease.

e.
On April 17, 2006, we leased computer equipment with 36 monthly payments of $75. We recognized expense of $901 for each of  the years ended September 30, 2008 and September 30, 2007 related to this lease.

f.
On June 17, 2007, we leased computer equipment with 36 monthly payments of $42. We recognized expense of $504 and $126 for the years ended September 30, 2008  and 2007, respectively, related to this lease.

g.
On July 17, 2007, we leased computer equipment with 36 monthly payments of $44. We recognized expense of $528 and  $88 for the years ended September 30, 2008 and 2007, respectively, related to this lease.

h.	On September 22, 2008, we leased a multi-purpose copier with 36 monthly payments of $526. The first payment was due November 3, 2008.

Minimum future rental payments under the above operating leases as of September 30, 2008 are as follows:

Year Ending September 30,
2009	$42,589
2010	44,364
2011	6,312

$93,265

Note 6 — Equity

Reverse Merger.  A reverse merger with OCIS Corporation was consummated on July 26, 2007. The shareholders of Ecology acquired 95% of the voting stock of OCIS. OCIS had no significant operating history. The purpose of the acquisition was to provide Ecology with access to the public equity markets in order to more rapidly expand its business operations. The consideration to the shareholders of OCIS was approximately 5% of the stock, at closing, of the successor company. The final purchase price was agreed to as it reflects the value to Ecology of a more rapid access to the public equity markets than a more traditional initial public offering.

Warrants.  On December 16, 2006, we issued warrants to purchase 500,000 shares of our stock at $2.00 per share. The warrants were issued to the holder of the $1,500,000 convertible note. The warrants vested on December 17, 2007. The weighted average remaining life of the warrants is 8.5 years.

On February 6, 2008, we issued warrants to purchase 262,500 shares of our common stock at the lower of $2.00 per share or at the average price per share at which the Company sells its debt or and/or equity in its next private or public offering. The warrants vested upon issuance. The weighted average remaining life of the warrants is 9.5 years.

On March 1, 2008, we issued warrants to purchase 137,500 shares of our common stock at the lower of $2.00 per share or at the average price per share at which the Company sells its debt or and/or equity in its next private or public offering. The warrants vested upon issuance. The weighted average remaining life of the warrants is 9.5 years.

On June 9, 2008, we issued warrants to purchase 210,000 shares of our common stock at the lower of $2.00 per share or at the average price per share at which the Company sells its debt or and/or equity in its next private or public offering. The warrants vested upon issuance. The weighted average remaining life of the warrants is 9.8 years.

On June 21, 2008, we issued warrants to purchase 100,000 shares of our common stock at the $.75 per share. The warrants vested upon issuance. The weighted average remaining life of the warrants is 9.8 years.

On July 14, 2008, we issued warrants to purchase 100,000 shares of our common stock at $.50 per share. The warrants vested upon issuance. The weighted average remaining life of the warrants is 9.8 years.

On July 14, 2008, we issued warrants to purchase 30,000 shares of our common stock at $1.75 per share. The warrants vested upon issuance. The weighted average remaining life of the warrants is 9.8 years.

We issued warrants as shown below to the holder of our convertible preferred stock.

	Strike	Date	Expiration
Number	Price	Issued	Date
100,000	$ 0.75	July 28, 2008	July 28, 2018
5,000	$ 0.75	August 20, 2008	August 20, 2018
25,000	$ 0.75	August 27, 2008	August 27, 2018
500,000	$ 0.75	August 29, 2008	August 29, 2018
375,000	$ 0.75	September 26, 2008	September 26, 2018

Shares.  On February 5, 2008, we entered into an agreement with a convertible note holder. The amount owed the note holder, including principal and accrued interest, totaled $142,415 and the note matured on December 31, 2007 (See Note 4). The maturity date of the note was extended to May 31, 2008, with interest continuing at 15% per annum. In consideration of this extension, we issued 60,000 shares of our common stock to the note holder and granted the holder certain priority payment rights.

On August 28, 2008, we entered into an agreement with an investor to issue up to $5,000,000 in convertible preferred securities. The securities accrue cumulative dividends at 5% per annum and the entire amount then outstanding is convertible at the option of the investor into shares of our common stock at $.50 per share. The preferred securities carry “as converted” voting rights. As of September 30, 2008, we had issued 2,010 of these convertible preferred shares. In the event that we sell additional convertible preferred securities under this agreement, we will issue attached warrants (500 warrants for each $1,000 convertible preferred share sold). The warrants will be immediately exercisable, expire in five years, and entitle the investor to purchase one share of our common stock at $.75 per share for each warrant issued.

Note 7 — Stock Options

Stock Option Plan.  On May 9, 2007, we adopted a stock option plan and reserved 4,500,000 shares for the issuance of stock options or for awards of restricted stock. All prior grants of options were included under this plan. The plan provides for incentive stock options, nonqualified stock options, rights to restricted stock and stock appreciation rights. Eligible recipients are employees, directors, and consultants. Only employees are eligible for incentive stock options. The vesting terms are set by the Board of Directors. All options expire 10 years after issuance.

The Company granted non-statutory options as follows during the year ended September 30, 2008:

			Weighted
	Weighted		Average
	Average		(Remaining)
	Exercise Price	Number of	Contractual	Aggregate
	per Share	Options	Term	Fair Value
Outstanding as of September 30, 2006	$2.00	150,000	8.7	$184
Granted	$2.04	3,036,119	9.5	$3,681,425
Exercised	---	---	---	---
Forfeited	---	---	---	---
Excersisable	$2.00	375,800	9.8	$552,540
Outstanding as of September 30, 2007	$2.03	3,186,119	9.5	$3,681,609
Granted	$1.49	1,456,000	10.3	$1,329,891
Exercised	—	—	—	—
Forfeited	—	—	—	—
Outstanding as of September 30, 2008	$1.83	4,642,119	9.2	$5,011,500
Exercisable	$2.09	1,605,228	8.4	$1,966,657

1,605,228 of the options were exercisable as of September 30, 2008. The options are subject to various vesting periods between June 26, 2007 and January 1, 2012. The options expire on various dates between June 1, 2016 and January 1, 2022. Additionally, the options had no intrinsic value as of June 30, 2008. Intrinsic value arises when the exercise price is lower than the trading price on the date of grant.

Our stock option plans are subject to the provisions of Statement of Financial Accounting Standards (“SFAS”) Number 123(R), Accounting for Stock-Based Compensation. Under the provisions of SFAS Number 123(R), employee and director stock-based compensation expense is measured utilizing the fair-value method.

We account for stock options granted to non-employees under SFAS Number 123(R) using EITF 96-18 requiring the measurement and recognition of stock-based compensation to consultants under the fair-value method with stock-based compensation expense being charged to earnings on the earlier of the date services are performed or a performance commitment exists.

On September 15, 2008, the Board of Directors approved a change in exercise price on option grants previously made to two officers. This change was effective for options to purchase 375,000 shares of our common stock. The new exercise price is $1.05 per share. The weighted average of the price of the options at original issuance was $2.13. This change resulted in a total incremental compensation increase of  $240,641, combined, for the two officers.

In calculating the compensation related to employee/consultants and directors stock option grants, the fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model and the following weighted average assumptions:

Dividend	None
Expected volatility	91.69%-101.73%
Risk free interest rate	1.50%-5.11%
Expected life	5.5 years

The expected volatility was derived utilizing the price history of another publicly traded nanotechnology company. This company was selected due to the fact that it is widely traded and is in the same equity sector as our Company.

The risk free interest rate figures shown above contain the range of such figures used in the Black-Scholes calculation. The specific rate used was dependent upon the date of option grant.

Based upon the above assumptions and the weighted average $1.83 exercise price, the options outstanding at September 30, 2008 had a total unrecognized compensation cost of $1,582,378 which will be recognized over the remaining weighted average vesting period of .7 years. Options cost of $1,847,639 was recorded as an expense for the year ended September 30, 2008 of which $623,518 was recorded as compensation expense and $1,224,121 was recorded as consulting expense.

The Company has incurred losses since operations commenced in 1990.  The Company has a net operating loss carry forward for income tax purposes of approximately $7,464,662. The total loss carry forward expiring on September 30, 2028 is $3,109,937, expiring on September 30, 2027 is $3,488,598, expiring on September 30, 2026 is $427,056, expiring on September 30, 2025 is $203,978, expiring on September 30, 2024 is $189,988, expiring on September 30, 2023 is $ 25,364 and expiring on September 30, 2022 is $19,741.  The Company changed its year-end to September 30th from February 28th effective in fiscal 2006.

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

The principal sources of timing differences are different accrual versus cash accounting methods used for financial accounting and tax purposes; the timing of the utilization of the net operating losses, and different book versus tax depreciation methods.

As of September 30, 2008 and 2007, the deferred tax asset based on a 34% tax bracket consists of the following:

	2008	2007
Assets:
Federal loss carry forwards	$2,537,985	$1,481,936
Cash basis accounting differences	451,603	89,925
Depreciation timing differences		939
Liability:
Depreciation timing differences	(804)	-

Deferred tax asset	2,988,784	1,572,800

Valuation allowance	(2,988,784)	(1,572,800)

Net deferred tax asset	$-	$-

The tax benefit from net operating losses and differences in timing differ from the federal statutory rate primarily due to the $1,415,984 change in the deferred tax asset valuation allowance from September 30, 2007.

Note 9 — Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the years ended September 30, 2008 and  2007, we incurred net losses of ($6,770,322) and ($4,560,870), respectively. As of September 30, 2008 and September 30, 2007, we had stockholders’ deficit and equity of ($1,239,810) and $290,287, respectively.

Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable products and processes, and ultimately to establish profitable operations. We have financed operations through operating revenues and, primarily, through the issuance of equity securities and debt. Until we are able to generate positive operating cash flows, additional funds will be required to support operations. We believe that cash investments subject to a securities purchase agreement with a investor will be sufficient to enable us to continue as a going concern through the fiscal year ending September 30, 2009. This securities purchase agreement does not legally bind the investor to make the investments and there can be no assurances that the investments will continue. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. Please see also Note 10 — Subsequent Events.

Note 10 — Subsequent Events

On November 6, 2008, we settled the lawsuit filed against us on September 16, 2008 by a consultant for breach of contract. We paid $26,500 in full settlement of all claims. This amount was included in Accounts Payable at September 30, 2008.

On November 11, 2008, we settled the lawsuit we filed against one of two consultants on September 11, 2008 for breach of contract. Under the terms of the settlement, we will pay the consultant $7,500 per month for twelve months under a new consulting agreement and will pay $15,000 in 12 equal monthly payments of $1,250 to the consultant’s attorney.  Additionally, we will pay the consultant a commission of 15% for licensing revenues and 3% for product sales that the consultant generates for the Company.

On November 11, 2008, we paid in full the principal and accrued interest on the note payable shown in Note 4 with a September 30, 2008 principal balance of $94,104. In addition, we issued warrants to the note holder for the purchase of 2,000,000 shares of our common stock at $.50 per share and reset the strike price of warrants and options previously issued to the note holder to purchase 1,500,000 shares of our common stock at $2 per share. The new price is $.80 per share.

On November 13, 2008, we reached agreement with a convertible note holder. The note holder made demand for payment on September 5, 2008. We made a payment of $100,000 on October 6, 2008 on the outstanding principal and interest on that date. On November 13, we made another payment of $100,000 against the outstanding principal and interest on that date. Further, we agreed to make additional payments on the remaining principal and interest. These payments will be $100,000 for each month beginning in December of 2008 and continuing until all principal and interest has been paid. This note payable is shown in Note 4 with a September 30, 3008 principal balance of $500,000.

On November 14, 2008, we reached agreement with a convertible note holder. The note holder made demand for payment on September 8, 2008. We made a payment of $10,000 on October 8, 2008 on the outstanding principal and interest on that date. On November 14, we made another payment of $10,000 against the outstanding principal and interest on that date. Further, we agreed to make additional payments on the remaining principal and interest. These payments will be $10,000 for each month beginning in December of 2008 and continuing until all principal and interest has been paid. This note payable is shown in Note 4 with a September 30, 3008 principal balance of $50,000.

On December 2, 2008, our Board of Directors authorized the addition of 1,000,000 shares of our common stock to the 2007 Plan.

On December 3, 2008, we terminated the employment agreement with our Chief Financial Officer. The Chief Financial Officer continues to be employed by the Company in that capacity as an at-will employee.